UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 2, 2024

(Date of Report - date of earliest event reported)

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	001-32001 (Commission File Number)	98-1136802 (I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada (Address of Principal Executive Offices)		M2J 4R3 (Zip Code)

(647) 479-9828

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Stock Market

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2024, Aptose Biosciences Inc. (the “Company”) received a letter (the “Notification Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company as of December 31, 2023, as reported in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2024, was below the minimum requirement of $2,500,000. Notwithstanding the Notification Letter, the Company believes that following the closing of its financings on January 30, 2024 and January 31, 2024, respectively (the “Financings”), as disclosed in the Company’s recently filed Annual Report on Form 10-K that as of the dates of the closing of the Financings that the Company’s stockholders’ equity exceeded $2,500,000.

As of the date of this Current Report on Form 8-K, the Company does not have a market value of listed securities of $35 million, or net income from continued operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, the alternative quantitative standards for continued listing on the Nasdaq Capital Market.

The Notification Letter received has no immediate effect on the Company's continued listing on the Nasdaq Capital Market, subject to the Company's compliance with the other continued listing requirements.

Pursuant to Nasdaq’s Listing Rules, the Company has 45 calendar days (until May 17, 2024), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). The Company intends to submit a Compliance Plan within the required time, although there can be no assurance that the Compliance Plan will be accepted by Nasdaq. If the Compliance Plan is accepted by Nasdaq, the Company will be granted an extension of up to 180 calendar days from April 2, 2024 to evidence compliance with the Rule.

In the event the Compliance Plan is not accepted by Nasdaq, or in the event the Compliance Plan is accepted but the Company fails to evidence compliance within the extension period, the Company will have the right to a hearing before Nasdaq’s Hearing Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

The Company intends to submit the Compliance Plan on or before May 17, 2024, monitor its stockholders’ equity and, if appropriate, consider further available options to evidence compliance with the Stockholders’ Equity Requirement.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2024

APTOSE BIOSCIENCES INC.

By: /s/ Fletcher Payne
Name: Fletcher Payne
Title: Senior Vice President and Chief Financial Officer